Exhibit 99.1

Mikros Systems Announces Fourth Quarter & Full Year Results

Record Revenue in 2011; Company Positioned for Continued Growth

PRINCETON, N.J., March 30, 2012 (GLOBE NEWSWIRE) -- Mikros Systems Corporation (OTCBB:MKRS.OB - News) today announced results for the fourth quarter and twelve months ended December 31, 2011.

Highlights

•	Achieved record revenue of $5.3 million in 2011, up 11% from $4.8 million in 2010

•	Increased gross profit to $2.1 million from $2.0 million in 2010

•	Ended 2011 with $1.0 million in cash and cash equivalents, an increase of over 50% from 2010

•	Currently pursuing a number of new contracts expected to accelerate growth in 2012 and beyond

"Mikros finished 2011 very well positioned for continued expansion and profitability, with record revenue of $5.3 million and a growing reputation for providing high quality products and services to our customers," said Tom Meaney, Mikros President and CEO. "Our core ADEPT applications are performing well across the U.S. fleet, and we anticipate increasing demand for units under the current contract that runs through 2015 -- as we are not even halfway through the total ceiling value of $26 million. We remain very active in the market and are currently bidding on a number of potential opportunities that leverage our unique technical expertise and can assist the Navy in modernizing its shipboard network infrastructure. Overall, we are confident about where we stand and believe that 2012 will be a year of continued growth, higher profitability, and additional program wins."

Fourth Quarter Results

Revenue for the fourth quarter of 2011 increased 56% to $2.3 million, as compared with $1.5 million for the fourth quarter of 2010, reflecting higher revenues related to the Company's ADEPT products. Mikros realized gross profit of $0.7 million, or 31.4% of revenue, as compared to $0.6 million, or 44.2% of revenue, in the prior-year period. The Company posted net income of $0.2 million, or $0.005 per diluted share, as compared to net income of $0.1 million, or $0.003 per diluted share, in the fourth quarter of 2010. Mikros ended the year with $1.0 million in cash and cash equivalents, as compared to $0.6 million at the end of 2010.

Full Year Results

Revenue for the full year 2011 increased 11% to $5.3 million, as compared with $4.8 million for 2010, reflecting higher revenues related to the Company's ADEPT products. Mikros reported gross profit of $2.1 million, or 39.9% of revenue, as compared to $2.0 million, or 41.8% of revenue, in the prior year. The Company posted net income of $0.2 million, or $0.005 per diluted share, as compared to net income of $0.3 million, or $0.007 per diluted share, in 2010. The effective income tax rate was 30.2% for 2011 versus 1.4% for 2010; the increase in the tax rate was attributable to an increase in income from operations that are offset by the continued utilization of federal net operating loss carry forwards and the reduction in the valuation allowance for deferred tax assets.

Additional information regarding the Company's financial data may be found in the Company's Annual Report on Form 10-K for the twelve months ended December 31, 2011 filed with the U.S. Securities and Exchange Commission. The Form 10-K may be accessed at www.sec.gov or at the Company's website at www.mikrossystems.com.

About Mikros

Mikros Systems Corporation is an advanced technology company specializing in the research and development of electronic systems technology, primarily for military applications. Classified by the U.S. Department of Defense as a small business, its capabilities include technology management, electronic systems engineering and integration, radar systems engineering, combat/command, control, communications, computers and intelligence systems engineering, and communications engineering. Mikros' primary business is to pursue and obtain contracts from the Department of Homeland Security, U.S. Navy, and other governmental authorities. For more information on Mikros visit: www.mikrossystems.com

Important Information about Forward-Looking Statements: All statements in this news release other than statements of historical facts are forward-looking statements which contain our current expectations about our future results. Forward-looking statements involve numerous risks and uncertainties. We have attempted to identify any forward-looking statements by using words such as "anticipates," "believes," "could," "expects," "intends," "may," "should" and other similar expressions. Although we believe that the expectations reflected in all of our forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct. Such statements are not guarantees of future performance or events and are subject to known and unknown risks and uncertainties that could cause the Company's actual results, events or financial positions to differ materially from those included within the forward-looking statements. Such factors include, but are not limited to, changes in business conditions, a decline or redirection of the U.S. Defense budget, the failure of Congress to approve a budget or a continuing resolution, the termination of any contracts with the U.S. Government, changes in our sales strategy and product development plans, changes in the marketplace, continued services of our executive management team, our limited marketing experience, competition between us and other companies seeking SBIR grants, competitive pricing pressures, market acceptance of our products under development, delays in the development of products, statements of assumption underlying any of the foregoing, and other factors disclosed in our annual report on Form 10-K for the year ended December 31, 2011 and other filings with the SEC. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date made. Except as required by law, we undertake no obligation to disclose any revision to these forward-looking statements.

MIKROS SYSTEMS CORPORATION
BALANCE SHEETS

	DECEMBER 31,	DECEMBER 31,
	2011	2010
Current assets

Cash and cash equivalents	963,556	638,106
Certificate of deposit, securing line of credit	--	50,000
Receivables on government contracts	1,478,103	549,116
Prepaid expenses and other current assets	30,846	45,284
Total current assets	2,472,505	1,282,506

Patents and trademarks	5,383	5,383
Less: accumulated amortization	(1,775)	(1,437)
	3,608	3,946
Property and equipment
Equipment	37,070	34,642
Furniture & fixtures	9,264	9,264
	46,334	43,906

Less: accumulated depreciation	(35,167)	(26,936)
Property and equipment, net	11,167	16,970
Deferred tax assets	21,000	59,000

Total assets	$2,508,280	$1,362,422

MIKROS SYSTEMS CORPORATION
BALANCE SHEETS
(continued)

	DECEMBER 31,	DECEMBER 31,
	2011	2010
Current liabilities

Accrued payroll and payroll taxes	$364,148	$332,823
Accounts payable and accrued expenses	904,217	38,046
Accrued warranty expense	86,400	50,000

Total current liabilities	1,354,765	420,869

Long term portion of rent payable	16,708	2,714

Total liabilities	1,371,473	423,583

Redeemable series C preferred stock par value $.01 per share, authorized 150,000 shares, issued and outstanding 5,000 shares (involuntary liquidation value -- $80,450)	80,450	80,450

Shareholders' equity
Preferred stock, series B convertible, par value $.01 per share, authorized 1,200,000 shares, issued and outstanding 1,102,433 shares (involuntary liquidation value -- $1,102,433)	11,024	11,024

Preferred stock, convertible, par value $.01 per share, authorized 2,000,000 shares, issued and outstanding 255,000 shares (involuntary liquidation value -- $255,000)	2,550	2,550

Preferred stock, series D, par value $.01 per share, 690,000 shares authorized, issued and outstanding (involuntary liquidation value -- $1,518,000)	6,900	6,900

Common stock, par value $.01 per share, authorized 60,000,000 shares, issued and outstanding 32,016,753 shares	320,168	317,668

Capital in excess of par value	11,575,436	11,549,587

Accumulated deficit	(10,859,721)	(11,029,340)

Total shareholders' equity	1,056,357	858,389

Total liabilities and shareholders' equity	$2,508,280	$1,362,422

MIKROS SYSTEMS CORPORATION
STATEMENTS OF INCOME

	Years Ended December 31,
	2011	2010

Contract Revenues	$5,347,564	$4,802,393

Cost of sales	3,213,476	2,796,764

Gross margin	2,134,088	2,005,629

Expenses:
Engineering	757,307	725,706
General and administrative	1,134,667	1,025,928

Total expenses	1,891,974	1,751,634

Income from operations	242,114	253,995

Other income:
Interest	830	1,316

Net income before income taxes	242,944	255,311

Income tax expense	73,325	3,633

Net income	$169,619	$251,678

Basic earnings per share	$0.01	$0.01

Weighted basic average number of shares outstanding	31,847,328	31,766,753

Diluted earnings per share	$0.00	$0.01

Weighted dilutive average number of shares outstanding	35,409,627	35,329,052

Contact:
Investor Relations Contact:
Chris Witty, Darrow Associates
646-438-9385
cwitty@darrowir.com